UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Competitive Technologies, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMPETITIVE TECHNOLOGIES, INC.
777 Commerce Drive, Suite 100
Fairfield, Connecticut 06825

On January 23, 2007, IVS Associates, Inc., an independent professional services organization specializing in tabulation and certification of voting results for corporations, released their final report of the tabulation of the shares of stock outstanding and entitled to vote, and the motion to adjourn the 2007 Competitive Technologies, Inc. Annual Meeting of Stockholders until February 2, 2007. A copy of their report follows. A quorum was not present at the meeting, and the motion to adjourn carried.

There was no change from the revised preliminary report filed with the commission on January 17, 2007.

Competitive Technologies, Inc.
Annual Meeting - January 16, 2007
Final Report on Motion to Adjourn - January 23, 2007

Total Shares Entitled to Vote: 8,011,807

		Shares Present	Motion To Adjourn
Management			For	Against	Abstain
	Bank/Broker	1,791,516	1,791,516	0	0
	Registered	30,998	30,998	0	0
	Total	1,822,514	1,822,514	0	0

Committee			For	Against	Abstain
	Bank/Broker	1,188,760	0	1,188,760	0
	Registered	188,428	0	188,428	0
	Total	1,377,188	0	1,377,188	0

Grand Total			For	Against	Abstain
		3,199,702	1,822,514	1,377,188	0

Percentage of Shares
Present Entitled to Vote:	39.94%

Stand Offs:	225
Set Asides:	646
Unresolved Overvotes:	0